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                                  EXHIBIT 24



     The undersigned hereby makes, constitutes and appoints Kenneth Draeger, Thomas J. Fitzpatrick and Thomas M. Molchan, and each of them acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission the Annual Report on Form 10-K for the fiscal year ended June 30, 1996 of DecisionOne Holdings Corp. and any amendments thereto pursuant to the Securities Exchange Act of 1934, with all exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.



                                                -----------------------------
                                                /s/ Don E. Ackerman
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                                                /s/ Bruce K. Anderson
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Dated:                                          /s/ Michael C. Brooks
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                                                /s/ Thomas E. McInerney
                                                -----------------------------
                                                /s/ Arthur F. Weinbach
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